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                                                                  EXHIBIT 4.3.16

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into this 23rd day of May, 2003 among CenterPoint Energy Houston Electric, LLC, a Texas limited liability company (the "Company"), Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives (the "Representatives") of the initial purchasers (the "Initial Purchasers") listed on Schedule I to the Purchase Agreement (defined below).

         This Agreement is made pursuant to the Purchase Agreement dated May 16, 2003, among the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $200,000,000 principal amount of the Company's 5.60% General Mortgage Bonds, Series L, due July 1, 2023 (the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

                  "Depositary" shall mean The Depository Trust Company, or any other depositary for the Securities appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

                  "Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2.1 hereof.

                  "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

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                  "Exchange Period" shall have the meaning set forth in Section
2.1 hereof.

                  "Exchange Securities" shall mean the general mortgage bonds issued by the Company under the Indenture containing terms identical to the Securities in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

                  "Expiration Date" shall mean the date on which all the Participating Broker-Dealers have sold all Exchange Securities held by them.

                  "Holder" shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

                  "Indenture" shall mean the General Mortgage Indenture, dated as of October 10, 2002, between the Company and JPMorgan Chase Bank, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

                  "Initial Purchaser" or "Initial Purchasers" shall have the meaning set forth in the preamble.

                  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Securities or such smaller amount of Registrable Securities for which action is to be taken; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company and other obligors on the Securities or any Affiliate (as defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

                  "Participating Broker-Dealer" shall mean any Initial Purchaser, and any other broker-dealer who acquired the Registrable Securities for its own account as a result of market-making or other trading activities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

                  "Person" shall mean any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

                  "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration

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Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble.

                  "Registrable Securities" shall mean the Securities; provided, however, that Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities have been sold to the public pursuant to Rule 144 under the 1933 Act or may be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except in the case of Securities purchased from the Company and continued to be held by the Initial Purchasers).

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including, without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, including, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with the NASD),
(iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and disbursements of one firm, at any one time, of legal counsel selected by the Representatives or the Majority Holders to represent the Holders of Registrable Securities and (ix) any reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

                  "Registration Statement" shall mean any registration statement of the Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

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                  "SEC" shall mean the United States Securities and Exchange
Commission or any successor agency or governmental body performing the functions currently performed by the United States Securities and Exchange Commission.

                  "Securities" shall have the meaning set forth in the preamble.

                  "Shelf Registration" shall mean a registration effected pursuant to Section 2.2 hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "TIA" shall mean the Trust Indenture Act of 1939, as amended.

                  "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

         2.       Registration Under the 1933 Act.

                  2.1 Exchange Offer. The Company shall, for the benefit of the Holders, at the Company's cost, use its reasonable commercial efforts (A) to file with the SEC the Exchange Offer Registration Statement not later than 180 days following the original issuance of the Securities with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities, of a like principal amount of Exchange Securities, (B) to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 270 days of the original issuance of the Securities, (C) to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) unless the Exchange Offer would not be permitted by applicable law or SEC policy, to cause the Exchange Offer to be consummated within 315 days following the original issuance of the Securities. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (A) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act (an "Affiliate"), (B) is not a broker-dealer tendering Registrable Securities acquired directly from the Company or one of its Affiliates for its own account, (C) acquired the Exchange Securities in the ordinary course of such Holder's business and (D) at the time of the consummation of the Exchange Offer has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial portion of the several states of the United States.

         In connection with the Exchange Offer, the Company will:

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                  (A) as promptly as practicable after the Exchange Offer
         Registration Statement has been declared effective by the SEC, mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (B) keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

                  (C) utilize the services of the Depositary for the Exchange Offer;

                  (D) notify each Holder that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice prior to 5:00 p.m. (Eastern Time) on the last Business Day of the Exchange Period;

                  (E) permit Holders to (i) withdraw tendered Registrable Securities at any time prior to 5:00 p.m. (Eastern Time) on the last business day of the Exchange Period, by sending to the institution specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing such Holder's election to have such Securities exchanged and (ii) tender Registrable Securities according to customary guaranteed delivery procedures if such Holder cannot deliver such Registrable Securities or complete the procedures relating thereto on a timely basis prior to 5:00 p.m. (Eastern Time) on the last business day of the Exchange Period;

                  (F) notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker Dealers as provided herein); and

                  (G) otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

         As soon as practicable after the close of the Exchange Offer the Company shall:

                  (A) accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

                  (B) deliver or cause to be delivered all Registrable Securities accepted for exchange to the Trustee for cancellation; and

                  (C) cause the Trustee promptly to authenticate and deliver Exchange Securities, to each Holder of Registrable Securities so accepted for exchange in a

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         principal amount equal to the principal amount of the Registrable
         Securities of such Holder so accepted for exchange.

         Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance. The Exchange Offer shall not be subject to any conditions, other than (A) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (B) the valid tendering of Registrable Securities in accordance with the Exchange Offer, (C) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that (i) it is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (ii) it is not a broker-dealer tendering Registrable Securities acquired directly from the Company or one of its Affiliates for its own account, (iii) all of the Exchange Securities to be received by it shall be acquired in the ordinary course of its business and (iv) at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities, and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (D) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer. The Company shall use its reasonable commercial efforts to inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable securities laws, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

         The Company shall use its reasonable commercial efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the 1933 Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that
(i) in the case where such prospectus and any amendment or supplement thereto must be delivered by a Participating Broker-Dealer, such period shall terminate at the earlier to occur of (i) the expiration of 180 days following the Exchange Offer and (ii) the Expiration Date.

         The Company shall not be obligated to keep the Exchange Offer Registration Statement effective or to permit the use of any Prospectus forming a part of the Exchange Offer Registration Statement if (i) the Company determines, in its reasonable judgment, upon advice of counsel that the continued effectiveness and use of the Exchange Offer Registration Statement would (x) require the disclosure of material information which the Company has a bona fide business reason for preserving as confidential or (y) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries; and provided, further, that the failure to keep the Exchange Offer Registration Statement effective and usable for offers and sales of Registrable Securities for such reasons shall last no longer than 45 consecutive calendar days or no more than an aggregate of 90 calendar days during any consecutive twelve-month period (whereafter a Registration Default, as

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hereinafter defined, shall occur) and (ii) the Company promptly thereafter complies with the requirements of Section 3(L) hereof, if applicable; any such period during which the Company is excused from keeping the Exchange Offer Registration Statement effective and usable for offers and sales of Registrable Securities is referred to herein as a "Exchange Offer Suspension Period"; an Exchange Offer Suspension Period shall commence on and include the date that the Company gives notice to the Holders that the Exchange Offer Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Registrable Securities as a result of the application of the proviso of the foregoing sentence, stating the reason therefor, and shall end on the earlier to occur of the date on which each seller of Registrable Securities covered by the Exchange Offer Registration Statement either receives the copies of the supplemented or amended Prospectus or is advised in writing by the Company that use of the Prospectus may be resumed.

         The Company acknowledges that pursuant to current interpretations by the SEC's staff of Section 5 of the 1933 Act, in the absence of applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Securities for Exchange Securities (an "Exchanging Dealer"), is required to deliver a prospectus containing information substantially in the form set forth in (a) Annex A hereto, (b) Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, (c) Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Exchange Offer and to include in the Letter of Transmittal delivered pursuant to the Exchange Offer, the information set forth in Annex D hereto and (ii) an Initial Purchaser that elects to sell Exchange Securities acquired in an exchange for Securities constituting any portion of an unsold allotment, is required to deliver a prospectus containing the information required by Item 507 or Item 508 of Regulation S-K under the 1933 Act, as applicable, in connection with such sale.

                 2.2 Shelf Registration. In the event that (A) the Company reasonably determines that changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC do not permit the Company to effect the Exchange Offer as contemplated by Section 2.1 hereof, (B) for any other reason, the Exchange Offer is not consummated within 315 days after the original issuance of the Securities or (C) an Initial Purchaser notifies the Company within 20 Business Days following the consummation of the Exchange Offer that (i) it is not permitted by applicable law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC to participate in the Exchange Offer, (ii) it may not resell Exchange Securities with the Prospectus included as part of the Exchange Offer Registration Statement or (iii) it is a broker-dealer and owns Registrable Securities acquired directly from the Company or one of the Company's Affiliates, then in case of each of clauses (A) through (C) the Company shall, at its cost, in lieu of effecting (or, in the case of clause (C), in addition to effecting) the registration of the Exchange Securities pursuant to the Exchange Offer Registration Statement:

                  (A) as promptly as practicable, file with the SEC, and thereafter shall use its reasonable commercial efforts to cause to be declared effective no later than 345 days after the original issuance of the Securities, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement;

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                  (B) use its reasonable commercial efforts to keep the Shelf
         Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders for a period of two years from the date of the original issuance of the Securities (plus the number of days in any Suspension Period), or until all of the Registrable Securities have been sold pursuant thereto; provided, however, that the Company shall not be obligated to keep the Shelf Registration Statement effective or to permit the use of any Prospectus forming a part of the Shelf Registration Statement if (i) the Company determines, in its reasonable judgment, upon advice of counsel that the continued effectiveness and use of the Shelf Registration Statement would (x) require the disclosure of material information which the Company has a bona fide business reason for preserving as confidential or (y) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries; and provided, further, that the failure to keep the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities for such reasons shall last no longer than 45 consecutive calendar days or no more than an aggregate of 90 calendar days during any consecutive twelve-month period (whereafter a Registration Default, as hereinafter defined, shall occur) and (ii) the Company promptly thereafter complies with the requirements of Section 3(L) hereof, if applicable; any such period during which the Company is excused from keeping the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities is referred to herein as a "Suspension Period"; a Suspension Period shall commence on and include the date that the Company gives notice to the Holders that the Shelf Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Registrable Securities as a result of the application of the proviso of the foregoing sentence, stating the reason therefor, and shall end on the earlier to occur of the date on which each seller of Registrable Securities covered by the Shelf Registration Statement either receives the copies of the supplemented or amended Prospectus or is advised in writing by the Company that use of the Prospectus may be resumed.

         The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(B) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                  2.3 Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2 hereof. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

                  2.4      Effectiveness.

                  (A) The Company will be deemed not to have used its reasonable commercial efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would, or omits to take any action (other than any action specifically permitted by the last paragraph of Section 2.1 or by

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         Section 2.2(B) hereof) which  omission  would,  result in any such
         Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

                  (B) An Exchange Offer  Registration  Statement pursuant to
         Section 2.1 hereof or a Shelf  Registration  Statement pursuant to
         Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

                  2.5 Interest. In the event that (A) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 180th day following the date of original issuance of the Securities, (B) the Exchange Offer Registration Statement is not declared effective on or prior to the 270th calendar day following the date of original issuance of the Securities, (C) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective, in either case, on or prior to the 315th calendar day following the date of original issuance of the Securities or (D) the Exchange Offer Registration Statement or the Shelf Registration Statement is filed and declared effective but shall thereafter either be withdrawn by the Company or becomes subject to an effective stop order suspending the effectiveness of such registration statement, except as specifically permitted by the last paragraph of Section 2.1 or Section 2.2(B) hereof, in each case without being succeeded within 30 days by an amendment thereto or an additional registration statement filed and declared effective (each such event referred to in clauses (A) through (D) above, a "Registration Default"), the interest rate borne by the Registrable Securities shall be increased ("Additional Interest") by one-fourth of one percent (0.25%) per annum upon the occurrence of each Registration Default, which rate will increase by an additional one-fourth of one percent (0.25%) per annum if such Registration Default has not been cured within 90 days after occurrence thereof and continuing until all Registration Defaults have been cured, provided that the aggregate amount of any such increase in the interest rate on the Registrable Securities shall in no event exceed one-half of one percent (0.50%) per annum; and provided, further, that if the Exchange Offer Registration Statement is not declared effective on or prior to the 270th calendar day following the original issuance of the Securities and the Company shall request Holders of Securities to provide information required by the applicable rules of the SEC for inclusion in the Shelf Registration Statement, then Registrable Securities owned by Holders who do not deliver such information to the Company or who do not provide comments on the Shelf Registration Statement when reasonably requested by the Company will not be entitled to any such increase in the interest rate for any day after the 315th day following the date of original issuance of the Securities. All accrued Additional Interest shall be paid to Holders of Registrable Securities in the same manner and at the same time as regular payments of interest on the Registrable Securities. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease and the interest rate on the Registrable Securities will revert to the original rate.

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         3.       Registration Procedures. In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and
2.2 hereof, the Company shall:

                  (A) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form shall (i) be selected by the Company, (ii) in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and use its reasonable commercial efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (B) use reasonable commercial efforts to cause (i) any Registration Statement and any amendment thereto, when it becomes effective, not to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) subject to the last paragraph of Section 2.1 and Section 2.2(B), any Prospectus forming part of any Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), not to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (C) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution reasonably requested by the selling Holders thereof (including sales by any Participating Broker-Dealer);

                  (D) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least fifteen (15) calendar days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the methods reasonably requested by the Majority Holders participating in the Shelf Registration, (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto, save and except during any Suspension Period;

                  (E) use its reasonable commercial efforts to register or qualify the Registrable Securities under such state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(E) or
         (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

                  (F) notify promptly each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(G) hereof and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of the Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects,
         (v) of the happening of any event or the discovery of any facts during the period the Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

                  (G) (1) in the case of the Exchange Offer Registration Statement (a) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," which section shall be reasonably acceptable to the Representatives on behalf of the

         Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities,
         (b) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(F), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (c) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto for up to 180 days following the Exchange Offer except during any Exchange Offer Suspension Period, and (d) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (i) the following provision:

                  "If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer,"

         and (ii) a statement to the effect that a broker-dealer by making the acknowledgment described in clause (i) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and (2) in the case of any Exchange Offer Registration Statement, the Company agrees to deliver to any Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement (a) an opinion of counsel or opinions of counsel substantially in the form attached hereto as Annex E, (b) officers' certificates substantially in the form customarily delivered by the Company in its public offerings of debt securities and (c) a comfort letter or comfort letters in customary form to the extent permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants (or if such a comfort letter is not permitted, an agreed upon procedures letter in customary form) from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Initial Purchasers in connection with the initial sale of the Securities to the Initial Purchasers;

                  (H) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities, copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

                  (I) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide prompt notice to legal counsel for the Holders of the withdrawal of any such order;

                  (J) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

                  (K) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold to the extent not held with the Depositary through Cede & Co., to remove any restrictive legends, and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three Business Days prior to the closing of any sale of Registrable Securities;

                  (L) upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(F)(ii), (iii), (v), (vi) and
         (vii) hereof and subject to the provisions of the second paragraph immediately following Section 3(U) hereof, as promptly as practicable after the occurrence of such an event, use its reasonable commercial efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

                  (M) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

                  (N) unless the Indenture, as its relates to the Exchange Securities or the Registrable Securities, as the case may be, has already been so qualified, use its reasonable commercial efforts to (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its reasonable commercial efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                  (O) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                           (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as has been customarily made by the Company to underwriters in similar offerings of debt securities of the Company;

                           (ii) obtain opinions of counsel of the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings of the Company;

                           (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings of the Company;

                           (iv) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section; and

                           (v) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any;

         the above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

                  (P) in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers in order to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the 1933 Act; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such persons or
         (iv) such information becomes available to such persons from a source other than the Company and its subsidiaries and such source is not known by such persons to be bound by a confidentiality agreement; and provided, further, that the foregoing inspection and information gathering shall be coordinated by (x) the managing underwriter in connection with any underwritten offering pursuant to a Shelf Registration, (y) the Holder or Holders designated by the participating Majority Holders in connection with any nonunderwritten offering pursuant to a Shelf Registration or (z) the Participating Broker-Dealer holding the largest amount of Registrable Securities in the case of use of a Prospectus included in the Exchange Offer Registration Statement, together with one counsel designated by and on behalf of such persons;

                  (Q) (i) in the case of an Exchange Offer Registration Statement, within a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and to counsel to the Holders of Registrable Securities and make such changes in any such document prior to the filing thereof as the Initial Purchasers or counsel to the Holders of Registrable Securities may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Registrable Securities and counsel to the Holders of Registrable Securities shall not have previously been advised and furnished a copy of or to which the Initial Purchasers on behalf of the Holders of Registrable Securities or counsel to the Holders of Registrable Securities shall reasonably object (which objection shall be made within a reasonable period of time), and make the representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Initial Purchasers, to counsel for the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, counsel for the Holders of Registrable Securities or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, counsel to the Holders of Registrable Securities or any underwriter shall reasonably object (which objection shall be made within a reasonable period of time), and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, counsel for the Holders of Registrable Securities or any underwriter;

                  (R) use its reasonable commercial efforts to (a) if the Securities have been rated prior to the initial sale of such Securities, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Securities were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the managing underwriters, if any.

                  (S) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

                  (T) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

                  (U) upon consummation of an Exchange Offer, obtain a customary opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer, and which includes an opinion substantially to the effect that (i) the Company has duly authorized, executed and delivered the Exchange Securities and the related supplemental indenture and (ii) each of the Exchange Securities and related indenture constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with customary exceptions).

         In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement and request in writing.

         In the case of a Shelf Registration Statement, each Holder agrees, and in the case of the Exchange Offer Registration Statement, each Participating Broker-Dealer agrees, that, upon receipt of any notice from the Company of (a) the happening of any event or the discovery of any facts, each of the kind described in Sections 3(F)(ii), (iii) or (v) hereof or (b) the Company's determination, in its reasonable judgment, upon advice of counsel, that the continued effectiveness and use of the Shelf Registration Statement or the Prospectus included in the Shelf Registration Statement or the Exchange Offer Registration Statement would (x) require the disclosure of material information, which the Company has a bona fide business reason for preserving as confidential, or (y) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries, such Holder or Participating Broker-Dealer, as the case may be, will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement or Prospectus until the receipt by such Holder or Participating Broker-Dealer, as the case may be, of either copies of the supplemented or amended Prospectus contemplated by Section 3(L) hereof, and, if so directed by the Company, such Holder or Participating Broker-Dealers will deliver to the Company (at its expense) all copies in its possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice, or notice in writing from the Company that such Holder or Participating Broker-Dealers may resume disposition of Registrable Securities pursuant to such Registration Statement or Prospectus. If the Company shall give any such notice described in clause (a) above to suspend the disposition of Registrable Securities pursuant to a Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(F)(ii), (iii) and (v) hereof, the Company shall be deemed to have used its reasonable commercial efforts to keep such Registration Statement effective during such Suspension Period provided that the Company shall use its reasonable commercial efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to such Registration Statement. The Company shall extend the period during which such Registration Statement shall be maintained effective or the Prospectus used pursuant to this Agreement by the number of days during the period from and including the date of the giving of the notice described in clauses (a) and (b) above to and including the date when the Holders or Participating Broker-Dealers shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or notification that they may resume such disposition under an existing Prospectus.

         If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         4.       Indemnification; Contribution.

         (A) In the event of a Shelf Registration Statement or in connection with any prospectus delivery pursuant to an Exchange Offer Registration Statement by an Initial Purchaser or Participating Broker-Dealer, the Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the "Section 4 Persons"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefore and counsel fees incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon either the 1933 Act, or the 1934 Act, or any other statute or at common law, on the ground or alleged ground that any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act or any Prospectus included therein (or any amendment or supplement thereto) included or allegedly included an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any such Section 4 Person specifically for use in the preparation thereof; provided that in no case is the Company to be liable with respect to any claims made against any Section 4 Person unless such Section 4 Person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Section 4 Person, but failure to notify the Company of any such claim shall not relieve it from any liability which it may have to such Section 4 Person otherwise than on account of the indemnity agreement contained in this paragraph; and provided, further, that the foregoing indemnity with respect to any Prospectus, including any preliminary prospectus or preliminary prospectus supplement, shall not inure to the benefit of any Section 4 Person if a copy of the Prospectus (as amended or supplemented, exclusive of the material incorporated by reference) had not been sent or given by or on behalf of such Section 4 Person to the Person asserting any such losses, claims, damages or liabilities concurrently with or prior to delivery of the written confirmation of the sale of Exchange Securities or Registrable Securities, as the case may be, to such Person and the untrue statement or omission of a material fact contained in any such Prospectus was corrected in the Prospectus (as amended or supplemented) if the Company had previously furnished copies thereof to such Section 4 Persons.

         The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Company elects to assume the defense of any such suit and retains such counsel, each Section 4 Person may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Section 4 Person or Section 4 Persons and such persons have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit on behalf of such
Section 4 Person, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that the Company shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Section 4 Persons, which firm shall be designated in writing by the Initial Purchasers. The Company shall not be liable to indemnify any Person for any settlement of any such claim effected without the Company's prior written consent. This indemnity agreement will be in addition to any liability, which the Company might otherwise have.

         (B) Each Section 4 Person agrees severally and not jointly to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon the 1933 Act, or any other statute or at common law, on the ground or alleged ground that any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act or any Prospectus included therein (or any amendment or supplement thereto) included or allegedly included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Section 4 Person specifically for use in the preparation thereof; provided that in no case is such Section 4 Person to be liable with respect to any claims made against the Company or any such director, officer or controlling person unless the Company or any such director, officer or controlling person shall have notified such Section 4 Person in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or any such director, officer or controlling person, but failure to notify such Section 4 Person of any such claim shall not relieve it from any liability which it may have to the Company or any such director, officer or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. Notwithstanding any other provision of this subsection (B), with respect to any amount due to an indemnified person under this subsection (B), such Section 4 Person shall not be liable for any amount in excess of the amount by which the net proceeds received by such
Section 4 Person from the sale of Exchange Securities or Registrable Securities pursuant to a Registration Statement exceeds the amount of damages which such
Section 4 Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         Such Section 4 Person will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Section 4 Person elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that such Section 4 Person elects to assume the defense of any such suit and retain such counsel, the Company or such director, officer or controlling person, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such
Section 4 Person shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Company or any such director, officer, trustee or controlling person and such Section 4 Person and the Company or such director, officer, trustee or controlling person have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to such Section 4 Person, in which case such
Section 4 Person shall not be entitled to assume the defense of such suit on behalf of the Company or such director, officer, trustee or controlling person, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that such Section 4 Person shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one a separate firm of attorneys at any time for all of the Company and any such director, officer or controlling person, which firm shall be designated in writing by the Company. Such Section 4 Person shall not be liable to indemnify any person for any settlement of any such claim effected without such Section 4 Person's prior written consent. This indemnity agreement will be in addition to any liability which such Section 4 Person might otherwise have.

         (C) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (A) or (B) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (A) or (B) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (C) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (C). Notwithstanding any other provision of this subsection (C), the Holders of the Securities and the Exchange Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of such securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The obligations of the Holders of the Securities and Exchange Securities in this subsection (C) to contribute are several in proportion to the net proceeds received from the sale of such securities by such Holder and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection
(C), each person, if any, who controls such indemnified party within the meaning of the 1933 Act or the 1934 Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act shall have the same rights to contribution as the Company.

         5.       Miscellaneous.

                  5.1 Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Securities (A) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (B) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and (C) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  5.2 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                  5.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure. Without the consent of the Holder of each Security however, no modification may change the provisions relating to the payment of Additional Interest.

                  5.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

                  5.5 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

                  5.6 Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

                  5.7 Specific Performance. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections
2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2.1 through 2.4 hereof.

                  5.8 Restriction on Resales. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933
Act) not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

                  5.9 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  5.10 Headings. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  5.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  5.12 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  5.13 Entire Agreement. This Agreement and the Purchase Agreement represent the entire agreement among the parties hereto with respect to the subject matter hereof and supercedes and replaces any and all prior agreements and understandings, whether oral or written, with respect thereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            CENTERPOINT ENERGY HOUSTON
                                              ELECTRIC, LLC

                                            By:  /s/ MARC KILBRIDE
                                               ---------------------------------
                                            Name:  Marc Kilbride
                                            Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED
AS OF THE DATE FIRST ABOVE WRITTEN:

CITIGROUP GLOBAL MARKETS INC., for itself and as representative of the Initial Purchasers

By:  /s/ SCOTT SANDERS
   -----------------------------------------------
    Name:  Scott Sanders
    Title: Director

DEUTSCHE BANK SECURITIES INC., for itself and as representative of the Initial Purchasers

By:  /s/ CHARLES W. CHIGAS
   -----------------------------------------------
    Name:  Charles W. Chigas
    Title: Managing Director

By:  /s/ NIGEL CREE
   -----------------------------------------------
    Name:  Nigel Cree
    Title: Managing Director

J.P. MORGAN SECURITIES INC., for itself and as representative of the Initial Purchasers

By:  /s/ CARL J. MEHLDAU JR.
   -----------------------------------------------
    Name:  Carl J. Mehldau Jr.
    Title: Vice President

                                                                         ANNEX A

         Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B

         Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , 200 , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

         The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the 1933 Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act.

         For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the 1933 Act.

---------------------
(1) In addition, the legend required by Item 502(b) of Regulation S-K will appear on the inside front cover page of the Exchange Offer prospectus below the Table of Contents.

                                                                         ANNEX D

[    ]CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL
COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

         Name:    __________________________________________
         Address: __________________________________________

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act.

                                                                         ANNEX E

                           FORM OF OPINION OF COUNSEL

         The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

         The Registration Statement has become effective under the 1933 Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted and are pending or are threatened by the SEC under the 1933 Act.

         The Exchange Offer Registration Statement and the Prospectus (except for (A) the financial statements, including the notes and schedules, if any thereto (except to the extent such notes describe legal and governmental proceedings to which the Company is a party and are incorporated by reference into one or more items of a report that is incorporated by reference or included in therein other than an item that requires financial statements to be provided) or the auditor's reports on the audited portions thereof, (B) the other accounting, financial and related statistical data , and (C) the exhibits thereto, as to which we have not been asked to comment) comply as to form in all material respects with the applicable requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act.

         We have participated in conferences with certain officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the [Initial Purchasers] [Holders] and counsel for the [Initial Purchasers] [Holders], at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in or incorporated by reference in the Registration Statement or the Prospectus, we advise you that, on the basis of the foregoing (relying as to materiality to a large extent upon statements and other representations of officers and other representatives of the Company), no facts have come to our attention that lead us to believe that the Registration Statement and any amendment made thereto prior to the date hereof (except for (A) the financial statements, including the notes and schedules, if any thereto (except to the extent such notes describe legal and governmental proceedings to which the Company is a party and are incorporated by reference into one or more items of a report that is incorporated by reference or included in the Registration Statement or the Prospectus other than an item that requires financial statements to be provided) or the auditor's reports on the audited portions thereof, (B) the other accounting, financial and related statistical data , and (C) the exhibits thereto, as to which we have not been asked to comment), as of the time the Registration Statement became effective or such amendment was filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, and any amendment or supplement thereto made prior to the date hereof (except for (A) the financial statements, including the notes and schedules, if any thereto
(except to the extent such notes describe legal and governmental proceedings to which the Company is a party and are incorporated by reference into one or more items of a report that is incorporated by reference or included in the Registration Statement or Prospectus other than an item that requires financial statements to be provided) or the auditor's reports on the audited portions thereof, (B) the other accounting, financial and related statistical data , and
(C) the exhibits thereto, as to which we have not been asked to comment), as of the date of the Prospectus or such amendment or supplement contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.